                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)              December 15, 1998
                                                              -----------------


                        Miami Computer Supply Corporation
             (Exact name of registrant as specified in its charter)

          Ohio                      000-21561                    31-1001529
          ----                      ---------                    ----------
(State or other jurisdiction  (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)


4750 Hempstead Station Drive, Dayton, Ohio                         45429
------------------------------------------                         -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:         (937) 291-8282

N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 15, 1998, Miami Computer Supply Corporation (the "Company"), through a newly created wholly-owned subsidiary established for that purpose, closed its acquisitions of the outstanding common stock of Dreher Business Products Corporation ("DBPC") and Matrix Data Corporation ("MDC") in separate purchase business combinations. Although separate legal entities, DBPC and MDC were, prior to the acquisition, under common control of an affiliated shareholder group. In the transaction, MDC merged with and into the Company's wholly-owned subsidiary. The Company purchased all of the DBPC Common Stock and immediately thereafter merged DBPC with and into the subsidiary, changing the subsidiary's name to "Dreher Business Products Corporation". The aggregate underlying assets acquired primarily included cash, accounts receivable, inventories and property and equipment while the aggregate primary liabilities assumed included accounts payable, accrued liabilities, debt and capital lease obligations related to the ongoing business. The total purchase price (subject to adjustment for closing date values) for the acquisitions comprised of $18,567,000 in cash, 483,767 shares of the Company's common stock with a market value of $9,000,000 and related out-of-pocket expenses. In addition, prior to the closing, DBPC borrowed $5,433,000 from a bank and distributed these funds to certain stockholders of DBPC. The Company assumed this and other borrowings of DBPC as a part of the acquisition. The cash portion of the purchase price and repayment of the DBPC borrowings was funded from the Company's existing Credit Facility with PNC Bank, N.A.

Other than these transactions, there was no prior material relationship between the Company and DBPC, MDC or their stockholders.

DBPC and MDC are primarily engaged in distributing computer supplies to end users and dealers located primarily in Ohio and the midwestern United States.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS AND PRO FORMA DATA:

The unaudited combined financial statements of DBPC and MDC as of September 30, 1998 and for the nine months then ended, and the audited combined financial statements of DBPC and MDC as of December 31, 1997 and for the year then ended required by this Item are included herein on pages 3 through 12 of this Form 8-K.

The Unaudited Pro Forma Financial Information required by this Item is included on pages 13 through 16 of this Form 8-K. The Unaudited Pro Forma Financial Information assume that the acquisitions occurred, with respect to the September 30, 1998 balance sheet information, on September 30, 1998, and with respect to the statement of operations information, at the beginning of the earliest period presented.

The Unaudited Pro Forma Financial Information is not intended to be indicative of the financial position or results of operations had the acquisitions actually occurred on the dates indicated.

The unaudited pro forma balance sheet reflects the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed, with the residual being allocated to goodwill. While the Company will undertake a more in depth evaluation of the fair value of the net assets acquired, it is not expected to differ materially from the purchase price allocation included herein.

The unaudited pro forma statements of operations reflect the effects of the purchase allocation described above and the resultant amortization and additional interest expense associated with the cash used to fund the acquisitions, along with other adjustments directly attributable to the transaction. The pro forma data reflects adjustments directly related to the acquisitions, and does not include adjustments that may arise as a consequence of the acquisitions, such as cost savings, improved efficiencies, etc. Therefore, the pro forma data is not necessarily indicative of operating results that would have occurred for the year ended December 31, 1997 or the nine months ended September 30, 1998, or in future periods, had the acquisitions actually occurred on January 1, 1997.

Exhibits:
Exhibit No.                              Description
-----------                              -----------
     2         Stock Purchase and Sale Agreement and Plan of Reorganization
               by and among Miami Computer Supply Corporation, MCSC Buckeye
               Acquisition Corporation, Dreher Business Products
               Corporation, Matrix Data Corporation and the Named
               Stockholders dated November 19, 1998. (to be filed by
               Amendment)
     23        Consent of Independent Accountants
     99(i)     Press release issued by Miami Computer Supply Corporation on
               November 20, 1998.
     99(ii)    Press release issued by Miami Computer Supply Corporation on
               December 15, 1998
     99(iii)   Safe Harbor Under the Private Securities Litigation Reform
               Act of 1995.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Miami Computer Supply Corporation

We have audited the accompanying combined balance sheet of Dreher Business Products Corporation (as defined in Note 1, the "Company") as of December 31, 1997, and the related combined statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1997, and the combined results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.





ZION, SMORAG AND ASSOCIATES
Cleveland, Ohio
October 29, 1998

                      Dreher Business Products Corporation
                             Combined Balance Sheet

                                                                  September 30,
                                                                      1998               December 31,
                                                                  (Unaudited)                1997
                                                                  ------------           ------------
ASSETS
Current assets:
    Cash and cash equivalents                                     $    566,595           $     79,550
    Accounts receivable, net (Note 2)                               10,991,470             10,409,441
    Inventories                                                      3,133,178              1,851,289
    Prepaid expenses                                                   168,004                 94,712
                                                                  ------------           ------------

       Total current assets                                         14,859,247             12,434,992

Property and equipment, net (Notes 3 and 5)                          4,775,552              4,764,173
Other assets                                                           114,999                114,656
                                                                  ------------           ------------

       Total assets                                               $ 19,749,798           $ 17,313,821
                                                                  ------------           ------------
                                                                  ------------           ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                              $  7,160,794           $  4,779,299
    Line of credit (Note 4)                                            575,000              1,750,000
    Accrued liabilities                                              1,190,471              1,826,490
    Current portion of capital lease obligation (Note 5)                22,489                 20,934
                                                                  ------------           ------------

       Total current liabilities                                     8,948,754              8,376,723

Capital lease obligation (Note 5)                                    4,045,712              4,062,780
                                                                  ------------           ------------

       Total liabilities                                            12,994,466             12,439,503
                                                                  ------------           ------------

Shareholders' equity:
    Common stock                                                        50,750                 49,750
    Paid in capital                                                    501,584                412,284
    Retained earnings                                                6,532,564              4,718,450
    Notes receivable - shareholder (Note 7)                           (280,700)              (257,300)
    Treasury stock                                                     (48,866)               (48,866)
                                                                  ------------           ------------

       Total shareholders' equity                                    6,755,332              4,874,318
                                                                  ------------           ------------

       Total liabilities and shareholders' equity                 $ 19,749,798           $ 17,313,821
                                                                  ------------           ------------
                                                                  ------------           ------------

   The accompanying notes are an integral part of these financial statements.

                      Dreher Business Products Corporation
                            Combined Income Statement

                                                             Nine months ended
                                                                September 30,                       Year ended
                                                          1998                   1997               December 31,
                                                      (Unaudited)             (Unaudited)               1997
                                                      ------------           ------------           ------------
Net sales                                             $ 58,628,879           $ 50,710,889           $ 71,483,978

Cost of sales                                           47,484,226             41,353,457             57,241,759
                                                      ------------           ------------           ------------

Gross profit                                            11,144,653              9,357,432             14,242,219

Selling, general and administrative expenses             8,535,129              7,659,238             12,802,896
                                                      ------------           ------------           ------------

Income from operations                                   2,609,524              1,698,194              1,439,323

Other income and expense:
    Interest expense                                      (409,970)              (308,318)              (525,411)
    Miscellaneous expense                                  (20,014)               (33,717)               (39,381)
    Interest income                                         13,424                 21,712                 28,678
                                                      ------------           ------------           ------------

Net income                                            $  2,192,964           $  1,377,871           $    903,209
                                                      ------------           ------------           ------------
                                                      ------------           ------------           ------------

   The accompanying notes are an integral part of these financial statements.

                      Dreher Business Products Corporation
                   Combined Statement of Shareholders' Equity

                                                                                  Notes
                                  Common          Paid-in        Retained       Receivable-       Treasury
                                  Stock           Capital        Earnings       Shareholder         Stock             Total
                               -----------      -----------     -----------     -----------      -----------       -----------
Balance, December 31, 1996     $    49,750      $   412,284     $ 4,283,266     $  (290,500)     $   (48,866)      $ 4,405,934
Distributions                            -                -        (468,025)              -                -          (468,025)
Payments on shareholder
    receivables                          -                -               -          33,200                -            33,200
Net income                               -                -         903,209               -                -           903,209
                               -----------      -----------     -----------     -----------      -----------       -----------

Balance, December 31, 1997          49,750          412,284       4,718,450        (257,300)         (48,866)        4,874,318
Issuance of common stock
    (unaudited)                      1,000           89,300               -         (40,000)               -            50,300
Distributions (unaudited)                -                -        (378,850)              -                -          (378,850)
Payments on shareholder
    receivables (unaudited)              -                -               -          16,600                -            16,600
Net income (unaudited)                   -                -       2,192,964               -                -         2,192,964
                               -----------      -----------     -----------     -----------      -----------       -----------
Balance, September 30,
    1998 (unaudited)           $    50,750      $   501,584     $ 6,532,564     $  (280,700)     $   (48,866)      $ 6,755,332
                               -----------      -----------     -----------     -----------      -----------       -----------
                               -----------      -----------     -----------     -----------      -----------       -----------

   The accompanying notes are an integral part of these financial statements.

                        Dreher Business Products Corporation
                          Combined Statement of Cash Flows


                                                                          Nine months ended
                                                                             September 30,                   Year ended
                                                                     1998                 1997               December 31,
                                                                 (Unaudited)           (Unaudited)               1997
                                                                 -----------           -----------           -----------

Cash flow from operating activities:
    Net income                                                   $ 2,192,964           $ 1,377,871           $   903,209
    Adjustments to reconcile net income to net
       cash provided by (used in) operating activities
       Depreciation and amortization                                 210,306               174,379               218,110
       Changes in operating assets and liabilities:
          Increase in accounts receivable                           (582,029)             (594,650)           (1,426,976)
          (Increase) decrease in inventories                      (1,281,889)             (636,303)               19,127
          Increase in prepaid expenses                               (73,292)             (125,838)              (17,912)
          (Increase) decrease in other assets                           (343)               16,423               (31,196)
          Increase (decrease) in accounts payable                  2,381,495               146,822              (555,379)
          (Decrease) increase in accrued liabilities                (636,019)             (146,115)              527,587
                                                                 -----------           -----------           -----------

              Net cash provided by (used in)
                operating activities                               2,211,193               212,589              (363,430)
                                                                 -----------           -----------           -----------

Cash flow from investing activities:
    Purchases of property and equipment                             (221,685)             (318,196)             (437,921)
                                                                 -----------           -----------           -----------

Cash flow from financing activities:
    Net (decrease) increase in line of credit                     (1,175,000)              550,000             1,300,000
    Proceeds from issuance of common stock                            50,300                     -                     -
    Payments received on notes receivable - shareholder               16,600                24,900                33,200
    Principal payments on long-term debt                                   -               (73,154)              (73,154)
    (Decrease) increase in capital lease obligation                  (15,513)              (20,724)               30,497
    Distributions                                                   (378,850)             (376,350)             (468,025)
                                                                 -----------           -----------           -----------

              Net cash (used in) provided by
                financing activities                              (1,502,463)              104,672               822,518
                                                                 -----------           -----------           -----------

Net increase (decrease) in cash                                      487,045                  (935)               21,167
Cash and cash equivalents at beginning of period                      79,550                58,383                58,383
                                                                 -----------           -----------           -----------

Cash and cash equivalents at end of period                       $   566,595           $    57,448           $    79,550
                                                                 -----------           -----------           -----------

Supplemental disclosures:
    Interest paid                                                $   413,146           $   308,044           $   525,788
                                                                 -----------           -----------           -----------
                                                                 -----------           -----------           -----------


   The accompanying notes are an integral part of these financial statements.

                      Dreher Business Products Corporation
                     Notes to Combined Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL AND BASIS OF PRESENTATION
These combined financial statements for Dreher Business Products Corporation ("DBPC") include the accounts of DBPC and Matrix Data Corporation ("MDC") (collectively, the "Company"). Although separate legal entities, DBPC and MDC are under common control of an affiliated shareholder group. Thus, these financial statements are presented on a combined basis. DBPC and MDC, headquartered in Strongsville, Ohio, were incorporated in the State of Ohio and began operations in 1964 and 1985, respectively. The Company is primarily engaged in distributing computer supplies to end users and dealers located primarily in Ohio and the midwestern United States. All significant intercompany transactions have been eliminated.

CASH EQUIVALENTS
The Company considers short-term cash investments with original maturity dates of less than three months to be cash equivalents.

REVENUE RECOGNITION
Substantially all revenues are recognized when products are shipped.

INVENTORIES
Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out (FIFO) method. Inventories consist primarily of products held for resale.

PROPERTY AND EQUIPMENT
Property and equipment are recorded at cost less accumulated depreciation. Minor maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. Depreciation is provided using the straight-line method over the estimated useful lives ranging from five to thirty years.

COMMON STOCK
Common stock consists of the following at December 31, 1997:

                                                   Shares           Stated
                                   Shares        Issued and         Value
Class A Common                  Authorized      Outstanding        Per Share           Value
--------------                  ----------      -----------        ---------          --------
    DBPC                               500              500          $    10          $ 5,000
    MDC                                 75               75                1               75
Class B Common
--------------
    DBPC                              4500             4400               10           44,000
    MDC                                675              675                1              675
                                                                                      -------
       Total common stock                                                             $49,750
                                                                                      -------
                                                                                      -------

Class B shares have no voting rights; other than this distinction, Class B shares have all rights and privileges afforded Class A shares. Treasury stock consists of 75 Class A shares of DBPC and is stated at cost.

INCOME TAXES
The Company has elected S Corporation status for federal income tax purposes. Under this election, income and losses are passed through to the shareholders. As such, no provision for federal income taxes is included in the financial statements. State and local income taxes are not material.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying value of the Company's financial instruments approximates fair value.

CONCENTRATION OF CREDIT RISK
The Company provides credit in the normal course of business to customers primarily in the midwestern United States, including a variety of governmental entities. One customer accounted for 12% of net sales in the year ended December 31, 1997. The Company performs ongoing credit evaluations of its customers and monitors its credit risk using procedures management considers appropriate in the circumstances.

INTERIM FINANCIAL INFORMATION
The interim financial information as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 are unaudited and do not include all disclosures required under generally accepted accounting principles for annual financial statements. However, in the opinion of management, the interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the interim financial information.


NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following at December 31, 1997:

Accounts receivable - trade                     $  9,711,543
Amounts due from suppliers                           892,102
Less:  Allowance for doubtful accounts              (194,204)
                                                ------------
                                                $ 10,409,441
                                                ------------
                                                ------------


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1997:

Building and improvements                       $  4,484,445
Furniture and fixtures                               940,467
Leasehold improvements                                32,982
Computer equipment                                   117,067
                                                ------------
                                                   5,574,961
Less: Accumulated depreciation                      (810,788)
                                                ------------
                                                $  4,764,173
                                                ------------
                                                ------------

NOTE 4 - LINE OF CREDIT

DBPC had entered into a line of credit arrangement with a lending institution which allowed for maximum borrowings of $3,000,000 through April 30, 1998. The line of credit bore interest at the lesser of the prime rate (8.50% at December 31, 1997) or the LIBOR rate plus 1.50% (7.4375% at December 31, 1997). The note was unsecured. Effective February 9, 1998, the prime rate borrowing option was modified to prime minus 1.40%. Amounts outstanding under the line of credit totaled $1,750,000 at December 31, 1997. Effective

May 4, 1998, the line was extended to April 30, 1999 and the maximum borrowing limit was increased to $5,000,000. All other terms of the facility remained substantially unchanged.


NOTE 5 - LEASE ARRANGEMENTS AND RELATED PARTY TRANSACTIONS

The Company conducts its business from facilities leased from a Limited Partnership controlled by certain shareholders of the Company under a capital lease arrangement. The capital lease was recorded based on the estimated fair value of the facilities and the present value of future minimum lease payments. The lease, which expires on July 31, 2026, contains escalation clauses every five years based upon inflation, the first effective January 1, 1998. Amortization of property held under capital lease charged to depreciation expense during the year ended December 31, 1997 totaled $115,167 and accumulated depreciation totaled $319,375 at December 31, 1997.

The Company leases office equipment and remote office space under operating leases expiring in various years through 2001. Rent expense for all operating leases totaled $96,647 for the year ended December 31, 1997.

The present value of future minimum lease payments under capital leases and lease obligations for operating leases at December 31, 1997 were as follows:

                                                              Capital             Operating
                                                               Lease                Leases
                                                            -----------          -----------
Year ending December 31:
    1998                                                    $   528,000          $    59,658
    1999                                                        528,000               32,700
    2000                                                        528,000               23,646
    2001                                                        528,000                3,440
    2002                                                        528,000                    -
    Thereafter                                               11,946,000                    -
                                                            -----------          -----------

    Total lease payments                                     14,586,000          $   119,444
                                                                                 -----------
                                                                                 -----------
    Less amount representing interest                        10,502,286
                                                            -----------

    Present value of future minimum lease payments            4,083,714
    Less current portion                                         20,934
                                                            -----------

    Long-term capital lease obligation                      $ 4,062,780
                                                            -----------
                                                            -----------

NOTE 6 - RETIREMENT PLANS

The Company sponsors a qualified profit sharing retirement plan for all employees. The employees become eligible for participation upon completion of one year of full-time employment. Plan contributions are at the discretion of the Board of Directors. In May 1995, the Company implemented a 401(k) retirement plan for substantially all employees. Eligibility for participation in the plan is one month of employment, and the Company matches 25% on the first 4% of the employee's contribution. Profit sharing plan expense and matching 401(k) contributions totaled $345,335 during the year ended December 31, 1997.


NOTE 7 - SHAREHOLDERS' AGREEMENT

The Company has entered into an agreement with certain of its shareholders whereby, if they leave the employment of the Company or decide to sell shares, the shares must first be offered for sale to the Company.

From time to time the Company sells shares of its common stock to key employees. These sales are based upon the estimated fair value of the shares on the date of sale and are paid for by the employees with cash, notes secured by the underlying shares, or a combination thereof. Notes receivable arising from the foregoing transactions bear interest at the prime rate and are classified as a separate component of shareholders' equity in these financial statements.

                        Miami Computer Supply Corporation
                        Unaudited Pro Forma Balance Sheet
                                 (In thousands)

                                                             Miami         DBPC Combined
                                                         September 30,     September 30,       Pro Forma
                                                             1998              1998           Adjustments(1)     Pro Forma
                                                           --------          --------          --------          --------
Cash and cash equivalents                                  $  1,661          $    567          $      -          $  2,228
Accounts receivable                                          48,525            10,991                 -            59,516
Inventory                                                    30,480             3,133                 -            33,613
Prepaid expenses                                                920               168                 -             1,088
Deferred income tax assets                                      244                 -                 -               244
                                                           --------          --------          --------          --------

       Total current assets                                  81,830            14,859                 -            96,689

Property, plant and equipment, net                            7,942             4,776                 -            12,718
Intangible assets                                            59,122                 -            26,445            85,567
Other assets                                                  1,866               115                 -             1,981
                                                           --------          --------          --------          --------

       Total assets                                        $150,760          $ 19,750          $ 26,445          $196,955
                                                           --------          --------          --------          --------
                                                           --------          --------          --------          --------

Accounts payable                                           $ 23,040          $  7,161          $      -          $ 30,201
Line of credit                                                    -               575                 -               575
Accrued expenses                                              5,926             1,191                 -             7,117
Current portion of long-term debt                               132                22                 -               154
                                                           --------          --------          --------          --------

       Total current liabilities                             29,098             8,949                 -            38,047

Long-term debt                                               32,116             4,046            24,200            60,362
Deferred income taxes                                            83                 -                 -                83
Stockholders' equity                                         89,463             6,755             2,245            98,463
                                                           --------          --------          --------          --------
       Total liabilities and stockholders' equity          $150,760          $ 19,750          $ 26,445          $196,955
                                                           --------          --------          --------          --------
                                                           --------          --------          --------          --------

                See notes to the Unaudited Pro Forma Information.

                        Miami Computer Supply Corporation
                   Unaudited Pro Forma Statement of Operations
                          Year Ended December 31, 1997
                 (In thousands except share and per share data)

                                                                 Historical
                                                      ------------------------------
                                                                             DBPC              Pro Forma
                                                           Miami           Combined            Adjustments            Pro Forma
                                                      -----------        -----------           -----------          -----------
Net sales                                             $   107,486        $    71,484           $         -          $   178,970

Cost of sales                                              88,190             57,242                     -              145,432
                                                      -----------        -----------           -----------          -----------

Gross profit                                               19,296             14,242                     -               33,538

Selling, general and administrative expenses               15,440             12,803                   661(2)            28,904
                                                      -----------        -----------           -----------          -----------

Operating income                                            3,856              1,439                  (661)               4,634
Interest expense                                             (180)              (525)               (1,936)(3)           (2,641)
Other income (expense)                                         43                (11)                    -                   32
                                                      -----------        -----------           -----------          -----------

Income before income taxes                                  3,719                903                (2,597)               2,025
Provision for income taxes                                  1,507                  -                  (413)(4)            1,094
                                                      -----------        -----------           -----------          -----------

Net income                                            $     2,212        $       903           $    (2,184)         $       931
                                                      -----------        -----------           -----------          -----------

Earnings per share of common stock - basic            $      0.39                                                   $      0.15
                                                      -----------                                                   -----------

Earnings per share of common stock - diluted          $      0.39                                                   $      0.15
                                                      -----------                                                   -----------

Average shares outstanding - basic                      5,671,833                                  483,767(5)         6,155,600
                                                      -----------                              -----------          -----------

Average shares outstanding - diluted                    5,722,440                                  483,767(5)         6,206,207
                                                      -----------                              -----------          -----------

                See notes to the Unaudited Pro Forma Information.

                        Miami Computer Supply Corporation
                   Unaudited Pro Forma Statement of Operations
                      Nine Months Ended September 30, 1998
                 (In thousands except share and per share data)

                                                                 Historical
                                                      ------------------------------
                                                                             DBPC             Pro Forma
                                                          Miami            Combined           Adjustments           Pro Forma
                                                      -----------        -----------          -----------          -----------
Net sales                                             $   197,797        $    58,629          $         -          $   256,426

Cost of sales                                             154,297             47,484                    -              201,781
                                                      -----------        -----------          -----------          -----------

Gross profit                                               43,500             11,145                    -               54,645

Selling, general and administrative expenses               34,660              8,535                  496(2)            43,691
                                                      -----------        -----------          -----------          -----------

Operating income                                            8,840              2,610                 (496)              10,954
Interest expense                                           (1,593)              (409)              (1,452)(3)           (3,454)
Other income (expense)                                        118                 (8)                   -                  110
                                                      -----------        -----------          -----------          -----------

Income before income taxes                                  7,365              2,193               (1,948)               7,610
Provision for income taxes                                  3,260                  -                  296(4)             3,556
                                                      -----------        -----------          -----------          -----------

Net income                                            $     4,105        $     2,193          $    (2,244)         $     4,054
                                                      -----------        -----------          -----------          -----------

Earnings per share of common stock - basic            $      0.46                                                  $      0.43
                                                      -----------                                                  -----------

Earnings per share of common stock - diluted          $      0.45                                                  $      0.42
                                                      -----------                                                  -----------

Average shares outstanding - basic                      8,925,673                                 483,767(5)         9,409,440
                                                      -----------                             -----------          -----------

Average shares outstanding - diluted                    9,129,690                                 483,767(5)         9,613,457
                                                      -----------                             -----------          -----------

                See notes to the Unaudited Pro Forma Information.

                        Miami Computer Supply Corporation
               Notes to Unaudited Pro Forma Financial Information
                                 (In thousands)


1)   The unaudited pro forma balance sheet has been adjusted to reflect:

     a) The issuance of $9,000 of the Company's common stock, reduced by the elimination of DBPC's shareholders' equity of $6,755,

     b) Miami's use of $18,567 under its lending arrangements to fund the cash portion of the purchase, the assumption of $5,433 of additional borrowings incurred by DBPC, prior to closing, to fund distributions to certain DPBC shareholders and transaction related expenses estimated to be $200,

     c) The allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed with the remainder being allocated to goodwill.

2) To reflect amortization of goodwill over an estimated useful life of 40 years.

3) To reflect increased interest expense based on Miami's use of its bank line of credit as described in 1) b) above at 8% per annum.

4) To record an estimated income tax provision as if DBPC Combined were a C Corporation and to reflect the tax benefit of increased interest expense, all at an estimated effective rate of 40%.

5) To reflect the impact of the additional shares issued pursuant to the transaction and the resultant impact on average shares outstanding.

6) The Unaudited Proforma Financial Information does not include projected cost savings after combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MIAMI COMPUTER SUPPLY CORPORATION



Date:
      ------------------------



------------------------------
Ira H. Stanley
Vice President and Chief Financial Officer